UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 19, 2007

REDPOINT BIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

(Address of Principal Executive Offices)

(609) 637-9700

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Redpoint Bio Corporation (the “Company”) appointed Joseph Mollica, Ph.D. to the Board, effective as of December 19, 2007.  Dr. Mollica was also appointed as Chairman of the Company’s Board.  Dr. Mollica will serve until the Annual Meeting of Stockholders of the Company to be held in 2008.

Dr. Mollica, age 67, has served as Chairman of the Board of Directors of Pharmacopeia Drug Discovery, Inc. (“Pharmacopeia”) since April 2004 and as a member of the Board of Directors of Pharmacopeia since April 2002. Dr. Mollica also served as the President and Chief Executive Officer of Pharmacopeia from April 2002 to August 2004 and Chairman of the Board of Directors and Chief Executive Officer of Accelrys, Inc., the former parent of Pharmacopeia, from February 1994 to April 2004. From 1987 to December 1993, Dr. Mollica was employed initially by E.I.du Pont de Nemours and Company and then by The DuPont Merck Pharmaceutical Company, most recently as President and Chief Executive Officer. From 1966 to 1986, he served in a variety of positions of increasing responsibility with Ciba-Geigy Corporation (“Ciba-Geigy”), rising to Senior Vice President of Ciba-Geigy’s Pharmaceutical Division.

Dr. Mollica is also a Director of Neurocrine BioSciences, Inc. and Cytogen Corporation. In 1999, Dr. Mollica was inducted into the New Jersey High-Tech Hall of Fame in the high-tech business category.  He holds Masters of Science and Ph.D. degrees in Pharmaceutical and Physical Chemistry from the University of Wisconsin and a B.S. degree and ScD, h.c. from The University of Rhode Island.

Dr. Mollica shall receive compensation for serving on the Board pursuant to the Board compensation plan.  Dr. Mollica will participate in the Redpoint Bio Corporation Amended and Restated 2007 Omnibus Equity Compensation Plan (the “2007 Plan”).  Dr. Mollica received an automatic grant, effective as of December 19, 2007, of 50,000 nonqualified stock options.  Dr. Mollica will also receive a non-discretionary annual grant of 25,000 nonqualified stock options on the date of each annual stockholders meeting at which he is elected to the Board.  Initial and annual option grants will vest annually and have an exercise price equal to the fair market value of the common stock of the Company on the date of grant.  All option grants shall be subject to all terms, vesting schedules, limitations, restrictions and termination provisions set forth in the 2007 Plan.

Neither Dr. Mollica nor any member of his immediate family has engaged, directly or indirectly, in any transaction, or series of similar transactions, with the Company or any of its subsidiaries since January 1, 2006 in which the amount involved exceeds $120,000.  In addition, Dr. Mollica does not have any family relationship with any executive officer or director of the Company.

On December 20, 2007, the Company issued a press release announcing the appointment of Dr. Mollica to serve as a director of the Company.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Redpoint Bio Corporation on December 20, 2007 announcing the appointment of Dr. Mollica to serve as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: December 20, 2007

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer
and Secretary